SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. _ )

Filed by the Registrant    [ X ]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[   ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                               TREMONT CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]    No fee required
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         (5)      Total fee paid:

--------------------------------------------------------------------------------
[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

--------------------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
         (3)      Filing Party:

--------------------------------------------------------------------------------
         (4)      Date Filed:

--------------------------------------------------------------------------------

                                 [TREMONT LOGO]

                              TREMONT CORPORATION
                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202


April 9, 1998


Dear Stockholder:

You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Tremont Corporation ("Tremont"), which will be held on Tuesday, May 5, 1998, at 1:00 p.m., Central Daylight Time, at the offices of Contran Corporation, Three Lincoln Center, 5430 LBJ Freeway, Suite 1700, Dallas, Texas.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope so that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with Tremont's bylaws.


                                       Sincerely,


                                       /s/ LANNY MARTIN
                                       J. Landis Martin
                                       Chairman of the Board,
                                       President and Chief Executive Officer

                              TREMONT CORPORATION
                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1998



To the Stockholders of Tremont Corporation:

NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of Tremont Corporation, a Delaware corporation ("Tremont" or the "Company"), will be held on Tuesday, May 5, 1998, at 1:00 p.m., Central Daylight Time, at the offices of Contran Corporation, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

         (1) To elect seven directors to serve until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

         (2) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company set the close of business on March 18, 1998, as the record date (the "Record Date") for the Meeting. Only holders of Tremont's common stock, $1.00 par value per share, at the close of business on the Record Date, are entitled to notice of, and to vote at, the Meeting. The stock transfer books of the Company will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any Tremont stockholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting, at Tremont's corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado.

You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.

In accordance with the Company's Bylaws, your vote, whether given by proxy or in person at the Meeting, will be held in confidence by the Inspector of Election for the Meeting.


                                       By order of the Board of Directors,


                                       /s/ ROBERT E. MUSGRAVES
                                       Robert E. Musgraves
                                       Vice President, General Counsel and
                                       Secretary



Denver, Colorado
April 9, 1998

                              TREMONT CORPORATION
                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                                PROXY STATEMENT


                              GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors") of Tremont Corporation, a Delaware corporation ("Tremont" or the "Company"), for use at the 1998 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 5, 1998, at 1:00 p.m., Central Daylight Time, at the offices of Contran Corporation, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying proxy card or voting instruction form will first be mailed to the holders of Tremont's common stock, $1.00 par value per share ("Tremont Common Stock"), on or about April 17, 1998.

                             PURPOSE OF THE MEETING

Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of seven directors to serve until the 1999 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified, and (ii) such other business as may properly come before the Meeting. The Company is not aware of any business to be presented for consideration at the Meeting other than the election of directors.

                            VOTING RIGHTS AND QUORUM

The presence, in person or by proxy, of the holders of a majority of the shares of Tremont Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of Tremont Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

At the Meeting, directors of the Company will be elected by a plurality of the affirmative vote of the outstanding shares of Tremont Common Stock present (in person or by proxy) and entitled to vote. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all nominees for the Board of Directors. Neither shares as to which authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect nominees for the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented (in person or by proxy) at the Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

Except as otherwise required by the Company's Amended and Restated Certificate of Incorporation, any other matter that may be submitted to a stockholder vote will require the affirmative vote of a majority of the shares represented at the Meeting (in person or by proxy) and entitled to vote. Shares of Tremont Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against any other matter coming before the Meeting.

First Chicago Trust Company of New York ("First Chicago"), the transfer agent and registrar for Tremont Common Stock, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as Inspector of Election at the Meeting. All proxies and ballots delivered to First Chicago shall be kept confidential by First Chicago in accordance with the Company's Bylaws.

The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Meeting is the close of business on March 18, 1998 (the "Record Date"). Only holders of shares of Tremont Common Stock at the close of business on the Record Date are entitled to vote at the Meeting. As of the Record Date, there were 6,769,163 shares of Tremont Common Stock issued and outstanding, each of which will be entitled to one vote on each matter that comes before the Meeting.

As of the Record Date, Contran Corporation, through certain of its subsidiaries ("Contran"), together with certain other persons or entities related to Harold
C. Simmons, held approximately 49.9% of the outstanding shares of Tremont Common Stock. Contran and such persons or entities have indicated their intention to have such shares represented at the Meeting and to vote such shares "FOR" the election of all of the nominees for director set forth in this Proxy Statement. If such shares are voted as indicated and all other outstanding shares of Tremont Common Stock are represented and voted at the Meeting, the additional affirmative vote of 0.2% or more of the Tremont Common Stock entitled to vote will assure the election of the director nominees. In addition, all of such nominees for director will be elected if no other person receives the vote of more shares than the number of shares voted by Contran and such entities.

                               PROXY SOLICITATION

This proxy solicitation is being made by and on behalf of the Board of Directors of the Company. The Company will pay all expenses of this proxy solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or personal contact for which such persons will receive no additional compensation. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies, at a cost that the Company estimates will not exceed $4,000. Upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of Tremont Common Stock held of record by such entities.

All shares of Tremont Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instruction indicated in such proxies. If no instructions are indicated, such shares will be voted (a) "FOR" the election of all of the seven nominees set forth below as directors, and (b) in the discretion of the proxy holders on any other matter that may properly come before the Meeting. Each holder of record of Tremont Common Stock giving the proxy enclosed with this Proxy Statement may revoke it at any time, prior to the voting thereof at the Meeting, by (i) delivering to First Chicago a written revocation of the proxy,
(ii) delivering to First Chicago a duly executed proxy bearing a later date, or
(iii) voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of a proxy previously given.

                             ELECTION OF DIRECTORS

The Bylaws of the Company currently provide that the Board of Directors shall consist of not less than three and not more than seventeen persons, as determined from time to time by the Board of Directors in its discretion. The Bylaws may be amended either by the Board of Directors or by a resolution adopted by the holders of a majority of the shares of Tremont Common Stock entitled to vote for the election of directors. The number of directors is currently set at seven. The seven directors elected at the Meeting will hold office until the 1999 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

All of the nominees are currently directors of the Company whose term will expire at the Meeting. All nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, the proxy will be voted for an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for the election of directors. The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

Directors of the Company will be elected at the Meeting by a plurality of the affirmative vote of the outstanding shares of Tremont Common Stock represented and voting. Unless otherwise specified, the agents designated in the proxy will vote the shares covered thereby at the Meeting "FOR" the election of the nominees named below. Contran and certain other persons or entities related to Harold C. Simmons held, in the aggregate, approximately 46.1% of the outstanding shares of Tremont Common Stock as of the Record Date and have indicated their intention to vote such shares "FOR" the election of each of the nominees named below.

The Board of Directors recommends a vote "FOR" each of the nominees identified below.


NOMINEES FOR DIRECTOR

The following information has been provided by the respective nominees for election to the Board of Directors.

SUSAN E. ALDERTON, 46, has been a director of the Company since 1990. Ms. Alderton was Vice President, Finance of the Company from 1990 until 1992, Treasurer of the Company from 1988 to 1992 and Vice President of the Company from 1988 to 1990. From 1988 to 1998, Ms. Alderton was Vice President and Treasurer of NL Industries, Inc. ("NL"), which is engaged in the manufacture of titanium dioxide pigment. In February 1998, Ms. Alderton was also named Chief Financial Officer of NL. The Company holds approximately 17.7% of the outstanding common stock of NL ("NL Common Stock"). NL may be deemed to be an affiliate of the Company.

RICHARD J. BOUSHKA, 63, has been a director of the Company since 1990. Since before 1986, Mr. Boushka has served as the principal of Boushka Properties, a private investment firm. Since 1986, Mr. Boushka has also served as Chairman of the Board of Citation Oil and Gas Corporation, an oil and gas production company, and has been President of Sunflower Racing, Inc., an operator of racetrack facilities. Mr. Boushka is also a director of Perini Corporation. From 1955 to 1980, Mr. Boushka was employed by Vickers Energy Company, where his last position was President. Mr. Boushka serves as Chairman of the Company's Audit Committee and is a member of the Management Development and Compensation Committee (the "Compensation Committee").

J. LANDIS MARTIN, 52, has been the Chief Executive Officer and a director of the Company since 1988. Mr. Martin has been Chairman of the Board of the Company since 1990, and has served as President of the Company since 1987 (except for a period in 1990). Mr. Martin has also served as Chairman and a director of Titanium Metals Corporation ("TIMET"), the Company's 30%-owned titanium metals affiliate since 1987, as Chief Executive Officer of TIMET since 1995 and as President of TIMET from 1995 to 1996. Timet may be deemed to be an affiliate of the Company. Since 1987, Mr. Martin has served as President and Chief Executive Officer and, since 1986, as a director of NL. From 1990 until 1994, Mr. Martin served as Chairman of the Board, Chief Executive Officer and a director of Baroid Corporation ("Baroid"), an oilfield services company. In 1994, Baroid became a wholly-owned subsidiary of Dresser Industries, Inc. ("Dresser"), a publicly held company engaged in the petroleum drilling services, hydrocarbon processing and engineering industries, and Mr. Martin became a director of Dresser. Additionally, Mr. Martin is a director of Apartment Investment and Management Corporation, a real estate investment trust.

GLENN R. SIMMONS, 70, has been a director of the Company since 1988. Mr. Simmons is Chairman of the Board of Keystone Consolidated Industries, Inc. ("Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company. Since prior to 1993, Mr. Simmons has been Vice Chairman of the Board of Valhi, Inc. ("Valhi") and Contran, a diversified holding company which directly and through related entities holds approximately 93% of the outstanding common stock of Valhi and 48% of the out-standing common stock of Keystone. Mr. Simmons is also a director of NL and CompX International Inc. ("CompX"), a majority-owned, indirect subsidiary of Valhi engaged in the manufacture of ergonomic computer support systems, precision ball bearing drawer slides and medium-security mechanical locks for office furniture and other applications. Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1969. Valhi and CompX may be deemed to be affiliates of the Company. Mr. Simmons is a brother of Harold C. Simmons.

HAROLD C. SIMMONS, 66, has been a director of the Company since 1988 and served as Chairman of the Board of the Company from 1988 to 1990. Since prior to 1993, Mr. Simmons has been Chairman of the Board, Chief Executive Officer and a director of Contran and Valhi and has been President of Contran and Valhi since 1994. Mr. Simmons is also Chairman of the Board and a director of NL. Mr. Simmons has been an executive officer and/or director of various other companies related to Valhi and Contran since 1961. Mr. Simmons is a brother of Glenn R. Simmons.

GEN. THOMAS P. STAFFORD (retired), 67, has been a director of the Company since 1989. Gen. Stafford has served as co- founder of Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, since 1982. Gen. Stafford graduated from the United States Naval Academy in 1952. He was commissioned as an officer in the United States Air Force ("USAF") and attended the USAF Experimental Flight Test School in 1958. He was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966. In 1969, Gen. Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon. He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. After his retirement from the USAF in 1979 as Lieutenant General, in which his last assignment was Deputy Chief of Staff for Research, Development and Acquisitions, he became Chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm. In addition to serving as a director of TIMET since 1996, Gen. Stafford also serves as a director of Allied-Signal Inc., CMI Corporation and Seagate Technologies, Inc. Gen. Stafford serves as Chairman of the Compensation Committee and is also a member of the Company's Audit Committee and Nominations Committee.

AVY H. STEIN, 43, has been a director of the Company since 1991. Mr. Stein has been a managing partner in the private equity investment firm of Willis Stein & Partners since 1995. Mr. Stein was a Managing Director of Continental Equity Capital Corporation and Continental Illinois Venture Corporation, investment funds affiliated with Continental Bank of Illinois, from 1989 to 1995. Mr. Stein serves as Chairman of the Company's Nominations Committee and is a member of the Compensation Committee.

For information concerning legal proceedings and certain transactions to which certain director nominees are parties and other matters, see "Certain Litigation" and "Certain Relationships and Transactions" below.


BOARD MEETINGS

The Board of Directors held four meetings in 1997. Each of the directors participated in at least 75% of the total number of such meetings and of the committee meetings held during the period for committees on which they served.


BOARD COMMITTEES

The Board of Directors has established the following standing committees:

Audit Committee. The principal responsibilities and authority of the Audit Committee are to review and recommend to the Board of Directors the selection of the Company's independent auditors; to review with the independent auditors the scope and results of the annual auditing engagement and the system of internal accounting controls; and to direct and supervise special audit inquiries. The current members of the Audit Committee are Richard J. Boushka (Chairman) and Gen. Thomas P. Stafford. The Audit Committee held one meeting in 1997.

Management Development and Compensation Committee. The principal responsibilities and authority of the Compensation Committee are to review and approve certain matters involving executive compensation, including the review of certain intercorporate services agreements through which reimbursement is made for compensation paid by related parties to the Company's executive officers, together with such other matters as the Board of Directors may from time to time direct. The current members of the Compensation Committee are Gen. Thomas P. Stafford (Chairman), Richard J. Boushka and Avy H. Stein. During 1997, the Compensation Committee held one meeting and took action by written consent in lieu of a meeting one time.

Nominations Committee. The principal responsibilities and authority of the Nominations Committee are to review and make recommendations to the Board of Directors regarding such matters as the size and composition of the Board of Directors, criteria for director nominations, director candidates, the term of office for directors and such other related matters as the Board of Directors may request from time to time. The current members of the Nominations Committee are Avy H. Stein (Chairman) and Gen. Thomas P. Stafford. The Nominations Committee held one meeting in 1997. In February 1998, the Nominations Committee reviewed and made its recommendations to the Board of Directors with respect to the election of directors at the Meeting. The Nominations Committee will consider recommendations by stockholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of stockholders.

Members of the standing committees will be appointed at the meeting of the Board of Directors immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.


COMPENSATION OF DIRECTORS

During 1997, directors of the Company who were not also employees of the Company or NL received an annual retainer of $15,000, payable in quarterly installments, plus a fee of $750 per day for attendance at meetings and as a daily rate for other services rendered on behalf of the Board of Directors or a committee of the Board of Directors. In the event of the death while in active service of any director who is eligible to receive fees, such director's designated beneficiary or estate will be entitled to receive a one-time life insurance benefit equal to one year's annual retainer. Directors are also reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings. Directors receiving fees for serving on the Board of Directors in 1997 were Richard J. Boushka, Glenn R. Simmons, Harold C. Simmons, Gen. Thomas P. Stafford and Avy H. Stein (together, the "Non-Employee Directors").

During 1997, each of the Non-Employee Directors other than Glenn R. Simmons and Harold C. Simmons was granted an option, pursuant to the Tremont Corporation 1992 Non-Employee Director Stock Option Plan (the "Director Plan"), to purchase 1,000 shares of Tremont Common Stock at an exercise price of $56.50 per share, representing the market value of Tremont Common Stock on the date of grant, calculated as the last reported sale price of Tremont Common Stock on the New York Stock Exchange Composite Tape on such date. Options granted pursuant to the Director Plan become exercisable one year after the date of grant and expire on the fifth anniversary following the date of grant.

In addition, pursuant to an intercorporate services agreement between Contran and the Company, certain services were provided by Contran to Tremont during 1997, including services rendered by Glenn R. Simmons and Harold C. Simmons, each of whom is a director of the Company. See "Certain Relationships and Transactions--Contractual Relationships" below.

                               EXECUTIVE OFFICERS

Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to J. Landis Martin is set forth under "Election of Directors" above. See also "Certain Relationships and Transactions" below.

Name                               Age         Position(s)
J. Landis Martin                   52          Chairman of the Board, President and Chief Executive Officer; Chairman of
                                               the Board and Chief Executive Officer of TIMET; President and Chief
                                               Executive Officer of NL

J. Thomas Montgomery, Jr.          51          Vice President-Controller and Treasurer; Vice President-Finance and
                                               Treasurer of TIMET

Robert E. Musgraves                43          Vice President, General Counsel and Secretary; Vice President, General
                                               Counsel and Secretary of TIMET

J. THOMAS MONTGOMERY, Jr. has served as Vice President-Controller and Treasurer of the Company since May 1997. He has also been Vice President-Finance and Treasurer of TIMET since 1996. Prior to joining TIMET in 1996, he was Vice President and Controller of Valhi and Contran since 1987.

ROBERT E. MUSGRAVES has served as General Counsel and Secretary of the Company since 1993 and has been a Vice President of the Company since 1994. Mr. Musgraves has been Vice President and General Counsel of TIMET since 1990 and Secretary since 1991. He also served as Vice President-Administration of TIMET from 1993 to 1996. Prior to joining TIMET in 1990, Mr. Musgraves was a partner in the law firm of Kirkland & Ellis.

                               SECURITY OWNERSHIP

OWNERSHIP OF TREMONT COMMON STOCK

The following table and notes set forth, as of the Record Date, the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission (the "Commission"), of Tremont Common Stock held by (a) each person or group of persons known to Tremont to beneficially own more than 5% of the outstanding shares of Tremont Common Stock, (b) each director or nominee for director of Tremont, (c) each current and former executive officer of Tremont listed in the Summary Compensation Table below who is not a director or nominee for director of Tremont and (d) all executive officers and directors of Tremont as a group. Except as set forth in footnote (3) below, no securities of Tremont's parent companies are beneficially owned by any director, nominee for director or executive officer of Tremont. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to Tremont.

                                                                         Tremont Common Stock
                                                           -------------------------------------------
Name of                                                      Amount and Nature of            Percent
Beneficial Owner                                           Beneficial Ownership(1)         of Class(2)
----------------                                           -----------------------         -----------
GREATER THAN 5% STOCKHOLDERS
     Contran Corporation and subsidiaries                        3,118,588(3)                  46.1%
     Tweedy, Browne Company L.P. and related entities              960,474(4)                  14.2%
     JMG Capital Partners, L.P. and related entities               355,800(5)                   5.3%

DIRECTORS
     Susan E. Alderton                                               7,876(6)                    --
     Richard J. Boushka                                              6,100(7)                    --
     J. Landis Martin                                              210,418(8)                   3.1%
     Glenn R. Simmons                                                  534(3)(9)                 --
     Harold C. Simmons                                             257,253(3)(10)               3.8%
     Thomas P. Stafford                                              2,000(7)                    --
     Avy H. Stein                                                   10,300(7)                    --

OTHER EXECUTIVE OFFICERS
     J. Thomas Montgomery, Jr.                                       2,000(11)                   --
     Robert E. Musgraves                                            21,010(12)                   --

FORMER EXECUTIVE OFFICERS
     Joseph S. Compofelice                                          12,200(13)                   --
     Mark A. Wallace                                                   327(11)                   --

ALL DIRECTORS AND EXECUTIVE OFFICERS
     OF THE COMPANY AS A GROUP
     (11 persons)                                                  530,018(3)(6)(7)(8)(9)       7.7%
                                                                          (10)(11)(12)(13)

(1)      All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or individuals included in the group) within 60 days of the Record Date.

(3) As reported in Amendment No. 8, dated March 12, 1998, to a Statement on Schedule 13D, as filed with the Commission, as of the Record Date, Contran was the holder of approximately 3.5% (236,371 shares) of the outstanding shares of Tremont Common Stock. As of the Record Date, Valhi, Valhi Group Inc. ("VGI"), National City Lines, Inc. ("National"), NL and Valmont Insurance Company ("Valmont") were the holders of approximately 1.5% (103,900 shares), 34.9% (2,361,300 shares), 5.2% (350,360 shares), 0.5% (36,167 shares) and 0.5% (30,490 shares), respectively, of the outstanding shares of Tremont Common
         Stock.

         Valhi is the holder of 100% of the outstanding common stock of Valmont. Valhi and Tremont are the holders of approximately 58.2% and 17.7%, respectively, of the outstanding common stock of NL and together may be deemed to control NL. VGI, National and Contran are the holders of approximately 74.8%, 9.5% and 7.8%, respectively, of the outstanding common stock of Valhi. The Combined Master Retirement Trust (the "Master Trust") is the holder of approximately 0.1% of the outstanding common stock of Valhi. National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of approximately 88.8% and 54.3% of the outstanding common stock of Southwest and Dixie Rice, respectively. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain of Harold C. Simmons' children and grandchildren (the "Simmons Trusts"), of which Harold C. Simmons is the sole trustee. As sole trustee of the Simmons Trusts, Harold C. Simmons has the power to vote and direct the disposition of the shares of Contran common stock held by the Simmons Trusts. However, Mr. Simmons disclaims beneficial ownership of such shares.

         The Master Trust is a trust formed by Valhi to permit the collective investment by trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies. Harold C. Simmons is the sole trustee of the Master Trust and sole member of the trust investment committee for the Master Trust. The trustee and members of the trust investment committee for the Master Trust are selected by Valhi's Board of Directors. Harold C. Simmons and Glenn
         R. Simmons are each members of Valhi's Board of Directors and are participants in one or more of the employee benefit plans which invest through the Master Trust. However, each such person disclaims beneficial ownership of the Valhi common stock and Tremont Common Stock (see footnote (10) below) held by the Master Trust, except to the extent of his individual vested beneficial interest in the assets held by the Master Trust.

         Of Contran's ownership percentages reported above, 0.2% of the outstanding shares of Valhi common stock and 3.5% of the outstanding shares of Tremont Common Stock are directly held by the Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2" ). Boston Safe Deposit and Trust Company serves as trustee (the "Trustee") of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the assets of the CDCT No. 2 are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations as they come due. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the power to vote the shares held by the CDCT No. 2, (ii) retains dispositive power over such shares and (iii) may be deemed to be the indirect beneficial owner of such shares.

         Harold C. Simmons is Chairman of the Board of NL, Chairman of the Board, President and Chief Executive Officer of Contran, Dixie Holding, NOA, National, VGI and Valhi, Chairman of the Board and Chief Executive Officer of Dixie Rice and Southwest, and a director of Tremont. By virtue of holding such offices, the stock ownership and his service as trustee, all as described above, Mr. Simmons may be deemed to control these entities, and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the Tremont Common Stock directly held by certain of such other entities. However, Mr. Simmons disclaims beneficial ownership of the shares of Tremont Common Stock beneficially owned, directly and indirectly, by all of such entities, except to the extent of his vested, beneficial interest in the shares held by the Master Trust and except to the extent of his interest as a beneficiary of the CDCT No. 2.

         The business address of each such holder is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, TX 75240.

(4) As reported in Amendment No. 7, dated September 9, 1993, to a Statement on Schedule 13D, as filed with the Commission, Tweedy, Browne Company L.P. ("TBC") beneficially owns 862,744 shares of Tremont Common Stock and TBK Partners, L.P. and Vanderbilt Partners, L.P., entities which are part of a group with TBC, beneficially own 86,730 shares and 11,000 shares, respectively, of Tremont Common Stock. The business address of each such holder is 52 Vanderbilt Avenue, New York, NY 10017.

(5) As reported in Statement on Schedule 13D, dated November 12, 1997, as filed with the Commission on behalf of JMG Capital Partners, L.P., JMG Convertible Investments, L.P., JMG Capital Management, Inc., Jonathan
         M. Glaser, Triton Capital Investments, L.P., Triton Capital Holdings, Ltd. and Pacific Capital Management. The business address of each such holder is 1999 Avenue of the Stars, Suite 1950, Los Angeles, CA 90067, except in the case of Triton Capital Investments, Ltd. and Triton Capital Holdings Ltd., for which the business address is Kaya Flamoyan 9, Curacao, Netherland Antilles.

(6) The shares of Tremont Common Stock shown as beneficially owned by Susan E. Alderton include (i) 7,365 shares which Ms. Alderton has the right to acquire by exercise of options within 60 days of the Record Date under the Tremont 1988 Long Term Performance Incentive Plan (the "Tremont Stock Incentive Plan"), and (ii) 11 shares held for the benefit of Ms. Alderton under the NL Industries, Inc. Retirement Savings Plan (the "NL Savings Plan"). The business address for Ms. Alderton is NL Industries, Inc., 70 East 55th Street, 8th Floor, New York, NY 10022.

(7) The shares of Tremont Common Stock shown as beneficially owned by each of Messrs. Boushka, Stafford and Stein include 4,000, 2,000, and 5,000 shares, respectively, which each such person has the right to acquire by exercise of options within 60 days of the Record Date under the Director Plan, described above. The business address for Mr. Boushka is Boushka Properties, 701 E. Kellogg, Suite 650, Wichita, KS 67207. The address for Gen. Stafford is Coral Harbor Club, 88181 Old Highway, MM88, Unit C-44, Islamarada, FL 33036. The business address for Mr. Stein is Willis Stein & Partners, 27 West Monroe St., Suite 4300, Chicago, IL 60606.

(8) The shares of Tremont Common Stock shown as beneficially owned by J. Landis Martin include (i) 75,500 shares which Mr. Martin has the right to acquire by exercise of options within 60 days of the Record Date under the Tremont Stock Incentive Plan and (ii) 510 shares held for the benefit of Mr. Martin under the NL Savings Plan. Such shares also include (iii) 1,800 shares held by Mr. Martin's wife, (iv) 2,400 shares held by the Martin's Children Trust No. II of which Mr. Martin is trustee and (v) 100 shares held by one of Mr. Martin's daughters, with respect to all of which shares Mr. Martin disclaims beneficial ownership. The business address for Mr. Martin is 1999 Broadway, Suite 4300, Denver, CO 80202.

(9) The shares of Tremont Common Stock shown as beneficially owned by Glenn R. Simmons represent shares held by Mr. Simmons' individual retirement account. The business address for Mr. Simmons is Contran Corporation, 5430 LBJ Freeway, Suite 1700, Dallas, TX 75240.

(10) The shares of Tremont Common Stock shown as beneficially owned by Harold C. Simmons represent (i) 3,747 shares held by Mr. Simmons' wife, (ii) 3,506 shares held by the Master Trust, and (iii) 250,000 shares held by The Harold Simmons Foundation, Inc. (the "Foundation"). The Foundation is a tax-exempt foundation organized and existing exclusively for charitable purposes, of which Mr. Simmons is Chairman of the Board and Chief Executive Officer. Mr. Simmons disclaims beneficial ownership of all such shares of Tremont Common Stock (except to the extent of his individual vested beneficial interest in the assets held by the Master Trust). The business address for Mr. Simmons is Contran Corporation, 5430 LBJ Freeway, Suite 1700, Dallas, TX 75240.

(11) The business address for Messrs. Montgomery and Wallace is 1999 Broadway, Suite 4300, Denver, CO 80202.

(12) The shares of Tremont Common Stock shown as beneficially owned by Robert E. Musgraves include (i) 21,000 shares which Mr. Musgraves has the right to acquire by exercise of options within 60 days of the Record Date under the Tremont Stock Incentive Plan, and (ii) 10 shares held by a member of his household, beneficial ownership of which is disclaimed by Mr. Musgraves. The business address for Mr. Musgraves is 1999 Broadway, Suite 4300, Denver, CO 80202.

(13) All shares are held by Mr. Compofelice and his wife as joint tenants. The business address for Mr. Compofelice is CompX International, Inc., 16825 Northchase Drive, Suite 1200, Houston, TX 77060.

The Company understands that Contran and related entities may consider acquiring or disposing of shares of Tremont Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of Tremont Common Stock in the market, an assessment of the business of and prospects for the Company, financial and stock market conditions and other factors. The Company may similarly consider such acquisitions of shares of Tremont Common Stock and acquisition or disposition of securities issued by related parties. In 1997, the Company announced that it may repurchase up to 2,000,000 shares of Tremont Common Stock. During 1997, the Company repurchased 787,100 shares of Tremont Common Stock pursuant to such program. Neither Contran nor the Company presently intends to engage in any transaction or series of transactions which would result in the Tremont Common Stock becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or ceasing to be traded on a national securities exchange.

OWNERSHIP OF TIMET AND NL COMMON STOCK

The following table and notes set forth the beneficial ownership, as of the Record Date, of (a) the common stock, $.01 par value per share, of TIMET ("TIMET Common Stock") and (b) the common stock, $.125 par value per share, of NL ("NL Common Stock"), held by (i) each director or nominee for director of Tremont, (ii) each current and former executive officer of Tremont listed in the Summary Compensation Table below who is not a director or nominee for director of Tremont, and (iii) all executive officers and directors of Tremont as a group. Except as set forth below and under the heading "Ownership of TIMET Trust Securities" below, no securities of Tremont's subsidiaries or less than majority-owned affiliates are beneficially owned by any director, nominee for director or executive officer of Tremont. All information has been taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to Tremont.

                                                         TIMET Common Stock                         NL Common Stock
                                         ----------------------------------------    --------------------------------------
Name of                                    Amount and Nature of         Percent        Amount and Nature of       Percent
Beneficial Owner                         Beneficial Ownership(1)      of Class(2)    Beneficial Ownership(1)    of Class(2)
----------------                         -----------------------      -----------    -----------------------    -----------
DIRECTORS
Susan E. Alderton                                 -0-                       --             188,814(9)                --
Richard J. Boushka                                -0-                       --                 -0-                   --
J. Landis Martin                               41,267(3)(4)                 --             993,751(10)              1.9%
Glenn R. Simmons                                  -0-(5)                    --               6,800(11)               --
Harold C. Simmons                                 -0-(5)                    --              69,475(11)(12)           --
Thomas P. Stafford                              2,350(6)                    --                 -0-                   --
Avy H. Stein                                      -0-                       --                 -0-                   --

OTHER EXECUTIVE OFFICERS
J. Thomas Montgomery, Jr.                       2,500                       --               8,500                   --
Robert E. Musgraves                             8,400(7)                    --                 -0-                   --

FORMER EXECUTIVE OFFICERS
Joseph S. Compofelice                          22,353(4)(8)                 --             165,783(13)               --
Mark A. Wallace                                 7,500                       --                 -0-                   --

ALL DIRECTORS AND EXECUTIVE OFFICERS OF
   THE COMPANY AS A GROUP (11 persons)         84,370(3)(4)(5)(6)(7)(8)     --           1,433,123(9)(10)(11)        2.7%
                                                                                                  (12)(13)

(1) All beneficial ownership is sole and direct unless otherwise noted. Addresses for all beneficial owners are included in the notes accompanying the Tremont Common Stock Ownership Table.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

(3) The shares of TIMET Common Stock shown as beneficially owned by Mr. Martin include 400 shares held by Mr. Martin's daughters, beneficial ownership of which is disclaimed by Mr. Martin.

(4) Mr. Martin and Mr. Compofelice are the holders of 3,000 and 2,000, respectively, of the 6 5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (the "TIMET Trust Securities") of the TIMET Capital Trust I. See "Ownership of TIMET Trust Securities" below. Such TIMET Trust Securities are convertible into 4,017 and 2,678 shares of TIMET Common Stock, respectively, which amounts are included in the TIMET Common Stock ownership numbers shown for Mr. Martin and Mr. Compofelice. No other director, nominee for director or executive officer of the Company holds any TIMET Trust Securities.

(5) Tremont directly beneficially owns 11,033,075 shares of TIMET Common Stock, or 35.1% of the TIMET Common Stock outstanding. Such shares include 1,508,075 shares obtainable within 60 days of the Record Date upon exercise of an option (the "IMI Option") having an exercise price of $7.95 per share and expiring February 15, 1999, granted by IMI Americas Inc. to Tremont, 25% of which (503,230 shares) was concurrently assigned to Union Titanium Sponge Corporation ("UTSC") in connection with the February 1996 acquisition by TIMET (the "IMI Titanium Acquisition") of the IMI titanium business from IMI plc ("IMI"). In connection with the June 1996 initial public offering of TIMET Common Stock (the "TIMET IPO"), Tremont relinquished its right to acquire 1,615 shares under the original IMI Option, which were sold by IMI in the TIMET IPO. UTSC's portion of the IMI Option reverts to Tremont if not exercised by UTSC on or prior to February 11, 1999.

         See footnotes (3) and (10) to the table appearing under the heading "Ownership of Tremont Common Stock" above for information concerning individuals and entities which may be deemed to indirectly beneficially own the shares of TIMET Common Stock directly beneficially owned by Tremont. Glenn R. Simmons and Harold C. Simmons disclaim beneficial ownership of all of the shares of TIMET Common Stock owned by Tremont.

(6)      The shares of TIMET Common Stock shown as beneficially owned by Thomas
         P. Stafford include 1,250 shares which Gen. Stafford has the right to acquire by the exercise of stock options within 60 days of the Record Date under a stock option plan adopted by TIMET for its non-employee directors.

(7) The shares of TIMET Common Stock shown as beneficially owned by Mr. Musgraves include (i) 1,000 shares held by Mr. Musgraves and his wife as joint tenants, and (ii) 900 shares held by a member of Mr. Musgraves' household, beneficial ownership of which is disclaimed by Mr. Musgraves.

(8)      The shares of TIMET Common Stock shown as beneficially owned by Joseph
         S. Compofelice are held by Mr. Compofelice and his wife as joint tenants.

(9) The shares of NL Common Stock shown as beneficially owned by Susan E. Alderton include (i) 128,982 shares which Ms. Alderton has the right to acquire by the exercise of stock options within 60 days of the Record Date under stock option plans adopted by NL, and (ii) 11,858 shares held for the benefit of Ms. Alderton under the NL Savings Plan.

(10) The shares of NL Common Stock shown as beneficially owned by J. Landis Martin include (i) 833,277 shares which Mr. Martin has the right to acquire by the exercise of stock options within 60 days of the Record Date under stock option plans adopted by NL, and (ii) 13,809 shares held for the benefit of Mr. Martin under the NL Savings Plan.

(11) Valhi directly beneficially owns 58.2% (29,844,210 shares) of the outstanding shares of NL Common Stock. Tremont directly beneficially owns 17.7% (9,064,780 shares) of the outstanding shares of NL Common Stock. VGI, National, the Foundation, the CDCT No.2, Valhi, NL, Valmont and the Master Trust are the holders of approximately 34.9% (2,361,300 shares), 5.2% (350,360 shares), 3.7% (250,000 shares), 3.5%
         (236,371 shares), 1.5% (103,900 shares), 0.5% (36,167 shares), 0.5%
         (30,490 shares) and less than 0.1% (3,506 shares), respectively, of the outstanding Tremont Common Stock. See footnotes (3) and (10) to the table appearing under the heading "Ownership of Tremont Common Stock" above for information concerning individuals and entities which may be deemed to indirectly beneficially own the shares of NL Common Stock directly beneficially owned by Valhi and Tremont. Glenn R. Simmons and Harold C. Simmons disclaim beneficial ownership of all of the shares of NL Common Stock owned by such individuals and entities.

(12) The 69,475 shares of NL Common Stock shown as beneficially owned by Harold C. Simmons represent shares held by Mr. Simmons' wife, beneficial ownership of which is disclaimed by Mr. Simmons.

(13) The shares of NL Common Stock shown as beneficially owned by Joseph S. Compofelice include (i) 7,183 shares held for the benefit of Mr. Compofelice under the NL Savings Plan, (ii) 115,600 shares which Mr. Compofelice has the right to acquire by the exercise of stock options within 60 days of the Record Date under stock option plans adopted by NL, and (iii) 42,000 shares held by Mr. Compofelice and his wife as joint tenants.

OWNERSHIP OF TIMET TRUST SECURITIES

The TIMET Capital Trust I (the "TIMET Trust") is a statutory business trust formed under the laws of the State of Delaware, all of whose common securities are owned by TIMET. The TIMET Trust Securities represent undivided beneficial interests in the TIMET Trust. The TIMET Trust exists for the sole purpose of issuing the TIMET Trust Securities and investing in an equivalent amount of 6 5/8% Convertible Junior Subordinated Debentures due 2026 (the "Debentures") of TIMET. The TIMET Trust Securities are convertible, at the option of the holder thereof, into an aggregate of approximately 5.4 million shares of TIMET Common Stock at a conversion rate of 1.339 shares of TIMET Common Stock for each TIMET Trust Security. TIMET has effectively fully and unconditionally guaranteed repayment of all amounts due on the TIMET Trust Securities.

The TIMET Trust Securities were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to an agreement with the original purchasers of the TIMET Trust Securities, TIMET has filed a registration statement (the "BUCS Registration Statement") under the Securities Act to register, among other things, the TIMET Trust Securities, the Debentures, the TIMET Common Stock issuable upon the conversion of the TIMET Trust Securities, and certain other shares of TIMET Common Stock which are held by, or may be acquired by, Tremont and UTSC. Except as set forth in footnote (4) to the table under the heading "Ownership of TIMET and NL Common Stock," no director, nominee for director or executive officer of Tremont is known to own any TIMET Trust Securities.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information regarding the compensation paid by the Company and TIMET for services rendered by Tremont's Chief Executive Officer and each of Tremont's current and certain former executive officers, in each case for services rendered during the years 1995-1997.

                         SUMMARY COMPENSATION TABLE(1)



                                                               Annual Compensation(2)
                                                       -----------------------------------------      All Other
                                                                      Salary         Bonus(3)(4)    Compensation(5)
Name and Position                                      Year             ($)             ($)               ($)
-----------------                                      ----           -------        -----------    ---------------
J. Landis Martin
     Chairman of the Board,
     President and Chief Executive Officer(6)          1997           500,000          565,000           20,273
                                                       1996           225,000        2,650,331           21,028
                                                       1995           120,000              -0-            2,650

J. Thomas Montgomery, Jr.
     Vice President, Controller and Treasurer(7)       1997           150,000           87,000           14,542
                                                       1996                --               --               --
                                                       1995                --               --               --

Robert E. Musgraves
     Vice President, General Counsel and Secretary     1997           160,000          107,600           15,361
                                                       1996           160,000          277,092           15,338
                                                       1995           120,000           31,200            5,018

Joseph S. Compofelice
     Vice President and Chief Financial Officer(8)(9)  1997           170,000          192,100           17,576
                                                       1996           120,000          410,969           14,263
                                                       1995            90,000          100,000            4,476

Mark A. Wallace
     Vice President and Controller(10)                 1997           150,000           98,750           14,253
                                                       1996           135,000          246,992            8,676
                                                       1995           100,000           26,000            3,972

(1) Columns required by the regulations of the Commission that would contain no entries have been omitted.

(2) J. Landis Martin, the Company's Chairman, President and Chief Executive Officer, J. Thomas Montgomery, Jr., the Company's Vice President-Controller and Treasurer, Robert E. Musgraves, the Company's Vice President, General Counsel and Secretary, and Mark A. Wallace, the Company's former Vice President-Controller (serving Tremont for a portion of 1997), also serve as executive officers of TIMET. Joseph S. Compofelice, the Company's Vice President and Chief Financial Officer until February 1998, also formerly served as an executive officer of TIMET.

         The amounts shown as salary and bonus for Messrs. Martin, Compofelice, Musgraves and Wallace represent the full amount paid by TIMET for services rendered by such persons during 1995, 1996 and 1997 on behalf of both TIMET and Tremont. Pursuant to an intercorporate services arrangement, Tremont reimbursed TIMET for approximately 50% of such amounts in 1995. Pursuant to an intercorporate services agreement, in 1996 Tremont reimbursed TIMET for approximately $120,000, $64,000, $72,000 and $60,000 of the compensation paid to Messrs. Martin, Compofelice, Musgraves and Wallace, respectively, representing approximately 20% of such individuals' TIMET and Tremont salary and regular bonus plus a proportionate share of applicable estimated fringe benefits and overhead expense for each. In 1997, pursuant to an intercorporate services agreement, Tremont reimbursed TIMET for approximately $128,000, $44,000, $19,000, $32,000 and $10,000 of the
         compensation paid to Messrs. Martin, Compofelice, Montgomery, Musgraves and Wallace, respectively, representing approximately

         10% of such individuals' TIMET salary and regular bonus (prorated, in the cases of Messrs. Montgomery and Wallace, for the portion of 1997 during which each served as an executive officer of Tremont), plus a proportionate share of applicable estimated fringe benefits and overhead expense for each.

         The Company expects that each of Messrs. Martin, Montgomery and Musgraves will devote approximately 10% of his total TIMET/Tremont time during 1998 to Tremont matters. Accordingly, it is anticipated that Tremont will reimburse TIMET for such proportionate percentage of the 1998 salary and bonus paid by TIMET to such individuals (plus a share of applicable estimated fringe benefits and overhead expense for each) pursuant to an intercorporate services agreement. See "Certain Relationships and Related Transactions--Contractual Relationships" below.

         Tremont beneficially owns approximately 17.7% of the outstanding shares of NL Common Stock. For financial reporting purposes, Tremont reports its interest in NL by the equity method. For all or a portion of each of the years 1995-1997, J. Landis Martin and Joseph S. Compofelice also served as executive officers of NL and were separately compensated by NL for such services. Mr. Compofelice also served as an executive officer of Valhi for a portion of such period, for which services Valhi reimbursed NL. Appended to this Proxy Statement as Appendix A is information with respect to compensation paid by NL to Mr. Martin and Mr. Compofelice for services rendered to NL and Valhi for the years 1995-1997.

(3) Under TIMET's variable incentive compensation plan applicable to Messrs. Montgomery, Musgraves and Wallace (the "TIMET Employee Cash Incentive Plan"), a portion of the compensation payable to the Company's officers who participate in the TIMET Employee Cash Incentive Plan is based upon TIMET's financial performance. The balance of the compensation payable to the Company's officers under the TIMET Employee Cash Incentive Plan is based on the assessed performance of the individual officer.

         Based on TIMET's 1995 financial results, all compensation paid under the TIMET Employee Cash Incentive Plan to Messrs. Musgraves and Wallace for such year related solely to individual performance and no compensation was payable with respect to TIMET's performance. For 1996, the payments under the TIMET Employee Cash Incentive Plan to Messrs. Musgraves and Wallace ($140,800 and $110,200, respectively) were based upon a combination of TIMET performance and assessed individual performance. For 1997, the payments under the TIMET Employee Cash Incentive Plan to Messrs. Montgomery, Musgraves and Wallace ($87,000, $107,600 and $98,750, respectively) were based upon a combination of TIMET performance and assessed individual performance.

         Neither Mr. Martin nor Mr. Compofelice has participated in the TIMET Employee Cash Incentive Plan. In 1996, TIMET's Board adopted the Senior Executive Cash Incentive Plan, a separate incentive compensation program applicable to certain senior executive officers of TIMET, including Messrs. Martin and Compofelice, that provides for payments based solely upon Company performance. Awards were made under this plan to Mr. Martin and Mr. Compofelice of $272,250 and $145,200, respectively, for 1996 and $565,000 and $192,100, respectively, for 1997. All such amounts are included in the "Bonus" column for the year in question.

(4) In February 1996, in connection with the IMI Titanium Acquisition, TIMET made special cash and stock bonus (the "Management Shares") awards to certain of its executive officers. Applying the fair value of TIMET Common Stock at the effective date of grant of the Management Shares, aggregate cash and stock awards totaling $667,831, $265,769, $136,292, and $136,292 were made to Messrs. Martin, Compofelice, Musgraves and Wallace, respectively. Such amounts are included in the "Bonus" column for each such individual for 1996. Tremont's reimbursement to TIMET did not include any portion of such amounts.

(5) Such amounts represent (i) matching contributions made or accrued by TIMET pursuant to the savings feature of TIMET's Thrift/Retirement Plan, (ii) retirement contributions made or accrued by TIMET pursuant to the Thrift/Retirement Plan and (iii) life insurance premiums paid by TIMET, as follows:

Name                      Year    Martin     Compofelice  Montgomery       Musgraves         Wallace
----                      ----    ------     -----------  ----------       ---------         -------
Savings Match             1997    $ 8,606      $10,200      $7,658          $8,096            7,478

                          1996    $13,378      $ 7,237          --          $9,000            8,060

                          1995    $   150      $   900          --          $1,230            1,200


Retirement Contribution   1997    $11,667      $ 6,800      $6,127          $6,477            5,983

                          1996    $ 7,650      $ 6,450          --          $5,550            4,500

                          1995    $ 2,400      $ 3,000          --          $3,000            2,520


Life Insurance            1997    $   -0-      $   576      $  444          $  788            $ 792
                          1996    $   -0-      $   576          --          $  788            $ 616
                          1995    $   -0-      $   576          --          $  576            $ 452


(6) The amount shown as "Bonus" for Mr. Martin for 1996 includes a special bonus of $2 million awarded by Tremont in 1996. Of this amount, $955,000 was paid by Tremont to Mr. Martin in 1996, $900,000 was paid in 1997, and the balance was paid in 1998 (with interest on the unpaid balances in 1997 and 1998 at 8.75% per annum).

(7) Mr. Montgomery's employment with TIMET commenced in December 1996 and his services as an executive officer of Tremont commenced in May 1997. Consequently, no information is shown for Mr. Montgomery for 1995 and 1996. The amount shown for Mr. Montgomery as "All Other Compensation" for 1997 also includes $313 for travel-related compensation.

(8) Based upon the recommendation of TIMET's Chief Executive Officer and TIMET's and Tremont's Management Development and Compensation Committees, the TIMET and Tremont Boards approved a bonus of $100,000 for Mr. Compofelice with respect to his services on behalf of TIMET and Tremont during 1995.

(9) Mr. Compofelice's service as an executive officer of the Company ended in February 1998.

(10) Mr. Wallace's service as an executive officer of the Company ended in May 1997.

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

No stock options or stock appreciation rights ("SARs") have been granted under the Tremont Stock Incentive Plan since 1994. Consequently, the table showing option grants with respect to Tremont Common Stock for the last fiscal year has been omitted.

Since 1996, executive officers of Tremont have instead been granted stock options pursuant to a stock option/stock appreciation/restricted stock plan adopted by TIMET (the "TIMET Stock Incentive Plan"). Set forth below is information regarding grants made to executive officers of Tremont under the TIMET Stock Incentive Plan in 1997.

                                                                                            Potential Realizable
                                                                                          Value at Assumed Annual
                         Number of    Percent of                                            Rate of Stock Price
                         Securities  Total Options                                        Appreciation for Option
                         Underlying   Granted to       Exercise or                              Term(3) ($)
                          Options    Employees in      Base Price      Expiration        ------------------------
       Name              Granted(1)   Fiscal Year     ($/share)(2)        Date              5%              10%
-----------------------  ----------  -------------    ------------     ----------        -------          -------
J. Landis Martin            20,000       16.5%            28.00        2/13/2007         352,181          892,496
                            20,000                        31.00        2/13/2007         292,181          832,496
                            20,000                        34.00        2/13/2007         232,181          772,496

J. Thomas Montgomery, Jr.    3,000        2.5%            28.00        2/13/2007          52,827          133,874
                             3,000                        31.00        2/13/2007          43,827          124,874
                             3,000                        34.00        2/13/2007          34,827          115,874

Robert E. Musgraves          5,000        4.2%            28.00        2/13/2007          88,045          223,124
                             5,000                        31.00        2/13/2007          73,045          208,124
                             5,000                        34.00        2/13/2007          58,045          193,124

Joseph S. Compofelice        8,000        6.6%            28.00        2/13/2007         140,872          356,998
                             8,000                        31.00        2/13/2007         116,872          332,998
                             8,000                        34.00        2/13/2007          92,872          308,998

Mark A. Wallace              4,000        3.3%            28.00        2/13/2007          70,436          178,499
                             4,000                        31.00        2/13/2007          58,436          166,499
                             4,000                        34.00        2/13/2007          46,436          154,499

(1) Options become exercisable 40% on the second anniversary of the date of grant and 20% on each of the third, fourth, and fifth anniversaries of such date.

(2) The exercise price of $28.00 per share represents the "fair market value" of TIMET Common Stock on the grant date, calculated as the mean of the highest and lowest sales prices on such date (the "Grant Date FMV"). The exercise prices of $31.00 and $34.00 per share represent the Grant Date FMV plus $3.00 and $6.00 per share, respectively.

(3) Pursuant to the rules of the Commission, these amounts reflect the calculations at assumed 5% and 10% appreciation rates from the Grant Date FMV. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and will depend upon the actual future performance of TIMET Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the ten-year term of the options) of TIMET Common Stock into which the listed options are exercisable and the aggregate exercise price of such options. The appreciated value per share at the end of the ten-year term would be $45.61 and $72.62 at the assumed 5% and 10% appreciation rates, respectively.

STOCK OPTION EXERCISES AND HOLDINGS

The following table provides information, with respect to the executive officers of Tremont listed in the Summary Compensation Table above, concerning the exercise of Tremont options during the last fiscal year and the value of unexercised options held as of December 31, 1997. No SARs have been granted under the Tremont Incentive Plan.

         AGGREGATED OPTION EXERCISES IN 1997 AND 12/31/97 OPTION VALUES

                                                       Number of Securities         Value of
                                                            Underlying            Unexercised,
                                                           Unexercised            In-the-Money
                                                            Options at             Options at
                             Shares                          12/31/97               12/31/97
                            Acquired                           (#)                     ($)
                           on Exercise  Value Realized    (Exercisable/           (Exercisable/
   Name                        (#)           ($)          Unexercisable)         Unexercisable)
-------------------------  -----------  -------------- -------------------- -------------------
J. Landis Martin                 --            --         60,000/27,500     2,477,625/1,175,031
J. Thomas Montgomery, Jr.        --            --               -0-/-0-                 -0-/-0-
Robert E. Musgraves              --            --          18,000/5,000         730,000/219,938
Joseph S. Compofelice            --            --         15,000/10,000         661,875/441,250
Mark A. Wallace               3,800        95,137             -0-/5,000             -0-/219,938


No stock options granted to executive officers of the Company under the TIMET Stock Incentive Plan were exercised (or exercisable) during 1997.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company's Board of Directors presents the following report on executive compensation. The Compensation Committee is composed of directors who are neither officers nor employees of the Company, its subsidiaries or affiliates and who are not eligible to participate in any of the employee benefit plans administered by it.

As previously indicated, none of the Company's executive officers is directly compensated by the Company. Mr. Martin, the Company's Chairman and Chief Executive Officer, is compensated directly by TIMET and NL. Mr. Compofelice, the Company's former Vice President and Chief Financial Officer, was compensated directly by TIMET, NL, and Valhi. Mr. Montgomery, Mr. Musgraves, and Mr. Wallace (the Company's former Vice President and Controller) are each compensated directly by TIMET. The Company, through an intercorporate services agreement, reimburses TIMET for a portion of the compensation paid to each of the Company's executives by TIMET (see "Certain Relationships and Transactions--Contractual Relationships" below). TIMET (as well as NL and Valhi) currently maintains a compensation committee of that company's Board of Directors that addresses the compensation directly paid to these affected individuals and separately reports on these matters to its stockholders in its proxy statement.

Consequently, beginning in 1997, the role of the Company's Compensation Committee relating to compensation for its executive officers has been limited to evaluating and recommending to the full Board the portion of such individuals' compensation that would be subject to reimbursement under the intercorporate services agreement with TIMET. This evaluation takes into account the Compensation Committee's view of the reasonableness of the allocation and amount in relation to the amount of time being devoted by such individuals to the affairs of the Company and the cost that might be expected to be incurred by the Company were it to hire separate individuals to perform these functions on a full-time basis.

For 1997, the Compensation Committee recommended to the full Board of Directors approval of the intercorporate services agreement with TIMET that provided for payment to TIMET of approximately $400,000, including approximately $250,000 related to reimbursement for compensation paid by TIMET to the Company's executives. This was based upon an allocation of approximately 10% of each such executive's TIMET compensation (including base salary, incentive compensation, and an allocated portion of benefit costs), which the Compensation Committee felt to be reasonable and less than the Company would incur were it to fill such positions with separate, full-time employees.

In 1993, Congress amended the Internal Revenue Code to impose a $1 million deduction limit on compensation paid to the chief executive officer and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary, performance-based plans approved by such companies' stockholders. The Compensation Committee does not believe that any existing compensation program of the Company could give rise to a deductibility limitation at current executive compensation levels.

The role of the Compensation Committee will be reassessed periodically based upon any changes in facts or circumstances that might occur.

                                       MANAGEMENT DEVELOPMENT AND
                                       COMPENSATION COMMITTEE
                                       Gen. Thomas P. Stafford (Chairman)
                                       Richard J. Boushka
                                       Avy H. Stein

                               PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholder return for the period commencing December 31, 1992 and ending December 31, 1997 on Tremont Common Stock against the cumulative total return of (a) the S & P Composite 500 Stock Index, (b) a self-selected TIMET peer group (comprised of RMI Titanium Company (NYSE: RTI) and Oregon Metallurgical Corporation (NASDAQ:
OREM), TIMET's principal domestic competitors in the titanium metals industry for whom meaningful stock performance data is available), and (c) the S&P Chemicals Index, which is utilized as a comparison of performance by NL. The graph shows the value at December 31 of each year assuming an original investment of $100 in each and reinvestment of cash dividends and other distributions to stockholders.

      Comparison of Five Year Cumulative Return Among Tremont Corporation,
       S&P Composite 500 Stock Index, the Self-Selected TIMET Peer Group,
                          and the S&P Chemicals Index

                                    [GRAPH]

Fiscal Year Ended    12/31/92    12/31/93    12/31/94    12/31/95    12/31/96   12/31/97
(values in $)        --------    --------    --------    --------    --------   --------
-----------------
TRE                     100          85         146         206         448        648
S&P 500                 100         110         112         153         189        252
RTI                     100          86          31          46         161        115
OREM                    100         119         181         284         820        849
S&P Chem                100         112         129         169         223        275

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIPS WITH RELATED PARTIES

As set forth under the caption "Security Ownership," Harold C. Simmons, through Contran and other related entities or persons, may be deemed to control the Company. In addition, Valhi, a 93%-owned subsidiary of Contran and related entities, and the Company beneficially own approximately 58.2% and 17.7%, respectively, of the outstanding NL Common Stock, and together may be deemed to control NL. The Company and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in (a) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions which resulted in the acquisition by one related party of a publicly-held, minority equity interest in another related party. The Company continuously considers, reviews and evaluates, and understands that Contran, Valhi and related entities also consider, review and evaluate, such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that the Company might be a party to one or more of such transactions in the future. In connection with these activities, the Company may consider issuing additional equity securities or incurring additional indebtedness. The Company's acquisition activities have in the past and may in the future include participation in the acquisition or restructuring activities conducted by Contran, NL and other companies that may be deemed to be controlled by Harold C. Simmons. It is the policy of the Company to engage in transactions with related parties on terms which are, in the opinion of the Company, no less favorable to the Company than could be obtained from unrelated parties.

Harold C. Simmons, a director of the Company, is also currently Chairman of the Board, President and Chief Executive Officer of Contran and Valhi, and Chairman of the Board of NL. J. Landis Martin, Chairman of the Board, President and Chief Executive Officer of the Company, is also currently a director, President and Chief Executive Officer of NL and Chairman and Chief Executive Officer of TIMET. J. Thomas Montgomery, Jr., Vice President-Controller and Treasurer of the Company, is also Vice President-Finance and Treasurer of TIMET. Robert E. Musgraves, Vice President, General Counsel and Secretary of the Company, holds similar positions at TIMET. Glenn R. Simmons, a director of the Company, is also currently Vice Chairman of the Board of Contran and Valhi and a director of NL. Susan E. Alderton, a director of the Company, is currently Vice President, Chief Financial Officer and Treasurer of NL. David B. Garten, Assistant Secretary of the Company, is currently Vice President, General Counsel and Secretary of NL. Steven L. Watson, Assistant Secretary of the Company, is also currently an executive officer of Contran and Valhi. Robert D. Hardy, Assistant Treasurer of the Company, is also currently Vice President-Tax of NL. Joan H. Prusse, Assistant General Counsel and Assistant Secretary of the Company, holds similar positions at TIMET. The Company understands that all such persons are expected to continue to serve in such capacities in 1998. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have conflicts of interest. Such individuals divide their time among the companies for which they serve as executive officers.

Although no specific procedures are in place which govern the treatment of transactions among the Company, TIMET, Contran, NL, and Valhi, the board of directors of each of these companies (with the exception of Contran) includes one or more members who are not officers or directors of any entity that may be deemed to be related to the Company. Additionally, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to stockholders of all the companies for which they serve.

CONTRACTUAL RELATIONSHIPS

NL Registration Rights Agreement

In connection with the December 1991 purchase by the Company of 7.8 million shares of NL Common Stock from Valhi, NL entered into a Registration Rights Agreement pursuant to which the Company received certain registration rights with respect to the purchased shares. Unless all registration rights are exercised earlier, such agreement expires in December 2001.

Baroid Letters of Credit

Approximately $9 million in letters of credit were issued under Baroid's bank credit agreement to collateralize certain obligations arising out of the insurance and bentonite mining operations of the Company and its subsidiaries. Pursuant to an indemnification agreement, the Company agreed to indemnify Baroid for all fees and expenses arising out of Baroid's issuance of any letters of credit on the Company's behalf. Following the January 1994 sale of Baroid to an unrelated third party, these letters of credit were and continue to be issued under the unrelated third party's credit facility.

Insurance Sharing Agreements

NL Insurance Ltd. of Vermont, an indirect, wholly-owned subsidiary of the Company ("TRE Insurance"), has assumed the obligations of the issuer of certain reinsurance contracts that relate to primary insurance policies issued by a third- party insurance company in favor of NL and the Company. NL and TRE Insurance are parties to an insurance sharing agreement with respect to such reinsurance contracts (the "NL Insurance Sharing Agreement"). Under the terms of the NL Insurance Sharing Agreement, NL is required to reimburse TRE Insurance with respect to certain loss payments and reserves established by TRE Insurance that (a) arise out of claims against NL and its subsidiaries (the "NL Liabilities"), and (b) are subject to payment by TRE Insurance under its reinsurance contracts with the third-party insurance company. Also pursuant to the NL Insurance Sharing Agreement, TRE Insurance is to credit NL with respect to certain underwriting profits or recoveries that TRE Insurance receives from independent reinsurers that relate to the NL Liabilities. Baroid and TRE Insurance are also parties to an insurance sharing agreement having substantially the same terms and conditions as the NL Insurance Sharing Agreement with respect to certain loss payments and reserves established by TRE Insurance that arise out of claims against Baroid and its subsidiaries. As of December 31, 1997, Tremont had receivables of approximately $3.4 million and $.4 million from NL and Baroid, respectively, pursuant to their respective insurance sharing agreements.

Contran Intercorporate Services Agreement

During 1997, Contran and the Company were parties to an intercorporate services agreement (the "Contran ISA") which provides that Contran will render certain management functions to the Company and its subsidiaries, including services rendered by Harold C. Simmons and Glenn R. Simmons. The Company paid Contran $540,000 for services rendered under the Contran ISA in 1997 and expects to pay approximately the same amount for services in 1998. The Contran ISA may be terminated by either party pursuant to written notice to the other party not less than 30 days prior to the end of each quarter. The Company will continue to pay directors' fees and expenses separately to Harold C. Simmons and Glenn
R.  Simmons. See "Compensation of Directors" above.

NL Intercorporate Services Agreements

NL and the Company are parties to an intercorporate services agreement (the "NL ISA") whereby NL makes available to Tremont certain services with respect to Tremont's insurance, risk management, real property, internal audit and executive secretarial needs. The Company paid fees of approximately $94,000 to NL for services pursuant to the NL ISA during 1997. In addition, in 1996, NL provided Tremont certain tax services totaling approximately $100,000 for which NL was reimbursed in 1997. The NL ISA is subject to renewal by mutual agreement for succeeding one-year terms commencing January 1, 1998 and may be terminated at any time by either party pursuant to 90-day prior written notice to the other party. The Company expects to enter into a similar agreement for 1998 providing for payment by the Company of approximately $105,000 to NL.

NL is also party to an intercorporate services agreement with TIMET (the "NL/TIMET ISA"), whereby NL provides certain insurance, risk management, real property, internal audit, tax and executive secretarial services to TIMET. During 1997, TIMET paid NL approximately $519,000 for such services. The NL/TIMET ISA is subject to renewal by mutual agreement for succeeding one-year terms commencing January 1, 1997 and may be terminated at any time by either party pursuant to 90- day prior written notice to the other party. The Company understands that TIMET and NL intend to enter into a similar agreement for 1998 pursuant to which TIMET anticipates it will pay NL approximately $430,000 in 1998.

TIMET Intercorporate Services Agreement

Effective January 1, 1997, the Company and TIMET entered into an intercorporate services agreement (the "TIMET ISA") which provides that the parties will render certain management, financial, tax and administrative services to each other, including provision for the reimbursement by Tremont to TIMET for payments for salary, bonus and stock-based compensation for executive officers of Tremont. The term of the agreement is one year, subject to renewal on a quarterly basis. Tremont paid TIMET approximately $360,000 under the TIMET ISA in 1997. Tremont intends to enter into a similar agreement for 1998 providing for comparable services and payments.

Utility Services

In connection with the operations of TIMET's Henderson, Nevada facility, TIMET purchases utility services from Basic Investments, Inc. and its subsidiaries (collectively, "BII") pursuant to various agreements. During 1997, the aggregate amount paid by TIMET to BII was less than $1 million. A 75%-owned subsidiary of Tremont owns approximately 32% of the outstanding equity securities of BII (representing 26% of the voting securities).

Option Reimbursement Agreement

In 1996 in connection with the TIMET IPO, IMI and UTSC entered into separate agreements with the Company and TIMET whereby IMI and UTSC each agreed to reimburse Tremont for a portion of the cost to Tremont associated with the exercise of certain Tremont stock options issued to employees of TIMET pursuant to the Tremont Stock Incentive Plan. The payments are calculated by multiplying
(x) the number of shares of Tremont Common Stock covered by such exercised option by (y) the difference between (i) the closing sale price of Tremont Common Stock on the NYSE Composite Tape on the date of exercise, not to exceed $34, minus (ii) $16.625, and (z) multiplying the resulting product by (i) 0.16 in the case of UTSC and (ii) 0.34 in the case of IMI. The maximum aggregate payments to be made by IMI and UTSC to Tremont under such agreements are limited to $1.1 million and $520,000, respectively. Pursuant to this agreement, IMI and UTSC made payments to Tremont of $653,588 and $307,571, respectively, during 1997.

SUBSIDIARY AND AFFILIATE RELATIONSHIPS

NL is a party to certain additional agreements with related entities as set forth in Appendix A to this Proxy Statement.

                               CERTAIN LITIGATION

Certain directors of Tremont are parties to the litigation described below.

In November 1991, a purported shareholder derivative suit was filed in the Court of Chancery of the State of Delaware, New Castle County (Kahn v. Tremont Corp., et al., No. 12339), in connection with Tremont's purchase of 7.8 million shares of NL's outstanding Common Stock from Valhi in 1991. The complaint named as defendants Valhi and all the members of the Board of Directors of Tremont, including Ms. Alderton and Messrs. Boushka, Martin, Glenn Simmons, Harold Simmons and Stein, and Gen. Stafford, and alleged that Tremont's purchase of the NL shares constituted a waste of Tremont's assets and a breach of fiduciary duties by Tremont's Board. A trial in this matter was held in June 1995. In March 1996, the court issued its opinion ruling in favor of the defendants, concluding that the purchase of the interest in NL was entirely fair to Tremont. Plaintiff appealed this decision and, upon appeal, the Delaware Supreme

Court reversed and remanded the case to the Chancery Court for further consideration of the fairness of the transaction. In March 1998, Tremont and Valhi executed and filed with the court a proposed stipulation of settlement to the case. Under the proposed settlement, which is subject to court approval, Valhi agreed to transfer to Tremont 1.2 million shares of NL Common Stock, subject to adjustment depending upon the average sales price of the shares during a fifteen trading day period ending five trading days prior to the transfer, up to a maximum of 1.4 million shares and down to a minimum of 1 million shares. Valhi has the option, in lieu of transferring the shares, of transferring cash or cash equivalents equal to the product of the number of shares that would otherwise have been transferred to Tremont and the average price. If approved by the court, the transfer of shares or cash is expected to occur in the second or third quarter of 1998. Pursuant to the proposed settlement and subject to court approval, Tremont will reimburse plaintiffs for attorneys' fees of up to $5 million and related costs.

In September 1996, a purported shareholder derivative suit was filed in the Chancery Division of the New Jersey Superior Court, Bergen County (Seinfeld v. Simmons et al., Civ. Action No. C-336-96) challenging NL's 1991 purchase of approximately 10.9 million shares of NL Common Stock from Valhi in connection with a "Dutch auction" tender offer to all shareholders. The complaint names as defendants NL, Valhi, and seven persons who served on NL's Board of Directors in 1991, including Messrs. Martin, Glenn Simmons and Harold Simmons. The complaint alleges, among other things, that the NL purchase of the shares in the Dutch auction was an unfair and wasteful expenditure of NL funds that constituted a breach of the defendants' fiduciary duties to NL's stockholders. The complaint seeks, among other things, rescission of the purchase from Valhi pursuant to the Dutch auction and plaintiff has stated that damages sought are $149 million. NL and the other defendants answered the complaint and denied all allegations of wrongdoing. In February 1998, NL and Valhi executed and filed with the court a proposed stipulation of settlement of the case. Under the proposed settlement, which is subject to court approval, Valhi agreed to transfer to NL 750,000 shares of NL Common Stock, subject to adjustment depending on the average sales price of the shares during a fifteen trading day period ending five trading days prior to the transfer, up to a maximum of 825,000 shares and down to a minimum of 675,000 shares. Valhi has the option, in lieu of transferring the shares, of transferring cash or cash equivalents equal to the product of the number of shares that would otherwise have been transferred to NL and the average price. If approved by the court, the transfer of shares or cash is expected to occur in the second or third quarter of 1998. Pursuant to the proposed settlement and subject to court approval, NL will reimburse plaintiffs for attorneys' fees of up to $3 million and related costs. The Company is not a party to this action.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who own beneficially more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission and the Company. Based solely on a review of copies of the Section 16(a) reports furnished to the Company and written representations by certain reporting persons, the Company believes that all of the Company's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Coopers & Lybrand, L.L.P. served as the Company's independent public accountants for the year ended December 31, 1997 and is currently expected to be considered for appointment by the Board of Directors as such for the year ended December 31, 1998. Representatives of Coopers & Lybrand, L.L.P. are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual stockholder meetings, consistent with rules adopted by the Commission. Such proposals must be received by the Company no later than December 10, 1998, to be considered for inclusion in the proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Tremont Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.

                                 OTHER MATTERS

The Board of Directors knows of no other business which will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.

                        1997 ANNUAL REPORT ON FORM 10-K

A copy of Tremont's 1997 Annual Report on Form 10-K, as filed with the Commission, is included as part of the Company's 1997 Annual Report which accompanies this Proxy Statement, additional copies of which are available to stockholders without charge on request by writing: Investor Relations Department, Tremont Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.

                                   APPENDIX A

Appended to this Proxy Statement as Appendix A is information with respect to compensation paid by NL to certain individuals who are executive officers of Tremont and information with respect to certain related party transactions involving NL.

                                       TREMONT CORPORATION

Denver, Colorado
April 9, 1998

                                   APPENDIX A



                      NL INDUSTRIES, INC. COMPENSATION AND
                           RELATED PARTY TRANSACTIONS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS PAID BY NL

The Summary Compensation Table set forth below provides certain summary information concerning annual and long-term compensation paid or accrued by NL to, or on behalf of, each executive officer of Tremont listed under "Executive Compensation" in the Proxy Statement who was, during 1997, also an executive officer of NL, for services rendered during the fiscal years ended December 31, 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                      Long Term
                                                                   Compensation(1)
                                                                        Awards
                                      Annual Compensation(1)          Securities
                                     ----------------------------     Underlying      All Other
                                              Salary     Bonus(2)      Options     Compensation(3)
Name and Principal Position with NL  Year       ($)         ($)          (#)             ($)
-----------------------------------  ----     -------    --------  --------------- ---------------
J. Landis Martin                     1997     500,000     750,000      120,000          9,600
     President and                   1996     400,000         -0-       45,000         85,000
     Chief Executive Officer(4)      1995     400,000     600,000          -0-         94,000

Joseph S. Compofelice                1997     260,000     390,000       45,000         12,254
     Vice President and              1996     185,000         -0-       24,000         32,762
     Chief Financial Officer(5)      1995     185,000     277,500       30,000         39,042

(1) For the named executives listed, no awards of restricted stock or payouts under long-term incentive plans were made during 1997, 1996 or 1995. Therefore, columns for such compensation have been omitted. In addition, no SARs were granted during 1997, 1996 or 1995.

(2) Represents amounts paid pursuant to the NL Variable Compensation Plan, formerly known as the Share in Performance Incentive Plan (the "NL Variable Compensation Plan").

(3) For 1997 represents (i) $2,654 of life insurance premiums paid by the Company for the benefit of Mr. Compofelice, and (ii) a contribution of $9,600 to the accounts of each of Messrs. Martin and Compofelice under the NL Savings Plan. For 1996 represents (i) $1,512 of life insurance premiums paid by the Company for the benefit of Mr. Compofelice, and (ii) $85,000 and $31,250 accrued by the Company in unfunded accounts for the benefit of Messrs. Martin and Compofelice, respectively, under the Supplemental Executive Retirement Plan for Executives and Officers of NL Industries, Inc. (the "SERP"). For 1995 represents (i) a contribution by the Company of $9,000 to the account of each of each of Messrs. Martin and Compofelice under the NL Savings Plan, (ii) $1,512 of life insurance premiums paid by the Company for the benefit of Mr. Compofelice and (iii) $85,000 and $28,530 accrued by the Company in unfunded accounts for the benefit of Messrs. Martin and Compofelice, respectively, under the SERP.

(4) During 1997, 1996 and 1995, Mr. Martin also served as an executive officer of Tremont and TIMET. He also served as an executive officer of Baroid until Baroid was acquired by Dresser in January 1994. Mr. Martin is expected to continue to serve as an executive officer of NL, Tremont and TIMET in 1998 and to be compensated directly by NL for services to NL and by TIMET for services to TIMET and Tremont. Mr. Martin is expected to continue to devote approximately one-half of his working time to his duties as President and Chief Executive Officer of NL. See "Certain Relationships and Transactions" below.

(5) During 1997, 1996 and 1995, Mr. Compofelice also served as an executive officer of Tremont and Valhi. He commenced employment as an executive officer of TIMET in 1996. Mr. Compofelice resigned his position as an executive officer of NL, Tremont and TIMET in February 1998. He was compensated directly by NL and Tremont and/or TIMET for services to such companies in 1997, 1996 and 1995. NL was credited by Valhi for the portion of Mr. Compofelice's salary earned for services attributable to Valhi in 1997, 1996 and 1995 against the amount otherwise payable by NL to Valhi pursuant to the intercorporate services agreement between NL and Valhi. See "Certain Relationships and Transactions" below. Amounts paid in 1997, 1996 and 1995 by NL to Mr. Compofelice that were credited by Valhi are included in the table above. The amounts in the table above exclude certain payments made through NL's payroll system which were funded entirely by an affiliate. NL expects that Valhi will credit NL under the above-referenced intercorporate services agreement for the portion of Mr. Compofelice's salary for services attributable to Valhi in 1998.

STOCK OPTION GRANTS BY NL

The following table provides information, with respect to the individual grants to the executive officers of Tremont listed under "Executive Compensation" in the Proxy Statement who were, during 1997, also executive officers of NL, concerning the grant of options under the Long Term Performance Incentive Plan of NL (the "NL Incentive Plan") during fiscal year 1997. No stock appreciation rights ("NL SARs") were granted under the NL Incentive Plan in 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable
                                                                                          Value at Assumed Annual
                         Number of         Percent of                                       Rate of Stock Price
                         Securities       Total Options                                   Appreciation for Option
                         Underlying        Granted to    Exercise or                            Term(3) ($)
                          Options         Employees in    Base Price      Expiration     ------------------------
       Name            Granted(1) (#)      Fiscal Year   ($/share)(2)        Date           5%              10%
---------------------  --------------     ------------   ------------     ----------     -------          -------
J. Landis Martin            30,000           20.39%        11.875          2/12/07       224,042          567,769
                            30,000                         13.375          2/12/07       179,042          522,769
                            30,000                         14.875          2/12/07       134,042          477,769

Joseph S. Compofelice       12,000             8.2%        11.875          2/12/07        89,616          227,107
                            12,000                         13.375          2/12/07        71,616          209,107
                            12,000                         14.875          2/12/07        53,616          191,107

(1) Grants of options to purchase shares of NL Common Stock ("NL Options") under the NL Incentive Plan vest over five years from February 12, 1997, the date of grant, at a rate of 40% on the second anniversary of the date of grant, and 20% on each of the next three succeeding anniversary dates. The NL Options expire on the tenth anniversary date of the date of grant.

(2) Exercise price of $11.875 is equal to the mean of the high and low prices of the NL Common Stock on the New York Stock Exchange Composite Tape on the date of grant; exercise prices of $13.375 and $14.875 are equal to the foregoing mean price on the date of grant plus $1.50 and $3.00, respectively.

(3) Pursuant to the rules of the Commission, these amounts reflect the calculations at assumed 5% and 10% appreciation rates. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and depends upon the future performance of the NL Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the ten- year term of the options) of the NL Common Stock into which the listed options are exercisable and the aggregate exercise price of such options. The appreciated value per share at the end of the ten-year term would be $19.34 and $30.80 at the assumed 5% and 10% rates, respectively.

STOCK OPTION EXERCISES AND HOLDINGS FOR NL

The following table provides information with respect to the executive officers of Tremont listed under "Executive Compensation" in the Proxy Statement who were, during 1997, also executive officers of NL, concerning the exercise of NL Options during the last fiscal year and the value of unexercised NL Options held as of December 31, 1997. No NL SARs have been granted under the NL Incentive Plan.

         AGGREGATED OPTION EXERCISES IN 1997 AND 12/31/97 OPTION VALUES

                                                       Number of Securities         Value of
                                                            Underlying             Unexercised
                                                          Unexercisable           In-the-Money
                                                            Options at             Options at
                             Shares                          12/31/97               12/31/97
                            Acquired                           (#)                     ($)
                           on Exercise  Value Realized    (Exercisable/           (Exercisable/
   Name                        (#)           ($)          Unexercisable)         Unexercisable)
---------------------      -----------  -------------- --------------------    -----------------
J. Landis Martin             76,000         722,629     752,277/237,000        2,005,500/560,250
Joseph S. Compofelice        12,000          84,376      75,000/128,000          324,000/289,000

PENSION PLAN

The Retirement Plan of NL Industries, Inc. for its U.S. employees (the "NL Pension Plan") provides lifetime retirement benefits to eligible employees. In February 1996, the Company approved the suspension of all future accruals under the NL Pension Plan effective as of March 31, 1996 (the "Suspension Date"). Salaried employees, who were at least 21 years of age became eligible to participate in the NL Pension Plan if they completed at least five months of service (as defined in the NL Pension Plan) in a specified twelve-month period prior to the Suspension Date. Annually, prior to the Suspension Date, the Board established, in its discretion, the amount of an employee's annual pension benefit for the year based primarily on the employee's total eligible earnings for that year and the Company's financial performance in relationship to its annual operating plan for the previous year. To the extent that the minimum, target, or maximum level of operating income performance were achieved, the employee earned an annual benefit equal to 1%, 2% or 3%, respectively, of such employee's total base salary and bonus, up to the limits set forth in the Internal Revenue Code. Such pension benefits are payable upon retirement and attainment of ages specified in the NL Pension Plan. The NL Pension Plan covers Messrs. Martin and Compofelice. No amounts were paid or distributed to Messrs. Martin and Compofelice in 1997. The estimated accrued annual benefits payable upon retirement at normal retirement age for Messrs. Martin and Compofelice are $50,239 and $9,293, respectively.

NL EMPLOYMENT AGREEMENTS

Mr. Martin has entered into an executive severance agreement with NL which, as amended, provides that his employment may be terminated at any time by action of the NL Board of Directors. NL and Mr. Martin have amended the executive severance agreement originally entered into in December 1991 to provide that the following payments shall be made to Mr. Martin in the event Mr. Martin's employment is terminated by NL without cause (as defined in the agreement) or Mr. Martin terminates his employment with NL for good reason (as defined in the agreement): (i) two times Mr. Martin's annual base salary plus target bonus (which shall not be less than the amount of his annual salary); (ii) accrued salary and bonus through the date of termination; and (iii) certain other benefits. The amended agreement provides that it shall be in effect through December 31, 2000.

In connection with the commencement of Mr. Compofelice's employment with NL in February 1994, the NL Management Development and Compensation Committee approved the terms of an executive severance agreement with Mr. Compofelice which have since been incorporated into an executive severance agreement which provides that Mr. Compofelice's employment may be terminated at any time by action of the NL Board of Directors. The executive severance agreement also provides that the following payments shall be made to Mr. Compofelice in the event Mr. Compofelice's employment is terminated by NL without cause (as defined in the agreement) or Mr. Compofelice terminates his employment with NL for good reason (as defined in the agreement): (i) the greater of two times Mr. Compofelice's annual base salary plus target bonus (which shall not be less than the amount of his annual salary) or Mr. Compofelice's actual salary and bonus for the two years prior to termination;
(ii) accrued salary and bonus through the date of termination; (iii) an amount in cash or NL Common Stock equal to the fair market value of outstanding stock options granted to Mr. Compofelice in excess of the exercise price and unvested restricted stock grants; (iv) an amount equal to unvested NL contributions together with an amount equal to NL's matching contributions to Mr. Compofelice's account under the NL Savings Plan for a period of two years; (v) an amount equal to the vested and unvested portions of Mr. Compofelice's account under the SERP; and certain other benefits. This agreement is automatically extended for a one-year term commencing each January 1, unless NL and Mr. Compofelice agree otherwise in writing. Mr. Compofelice left the employment of NL in February 1998; no amounts were paid or are due under the agreement.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Intercorporate Services Agreements

NL and Contran are parties to an intercorporate services agreement (the "NL Contran ISA") whereby Contran makes available to NL the services of Harold C. Simmons to consult with NL and assist in the development and implementation of NL's strategic plans and objectives. The services do not include major corporation acquisitions, divestitures and other special projects outside the scope of NL's business as it has been conducted in the past. NL paid Contran approximately $500,000 in 1997 for services pursuant to the NL Contran ISA and expects to pay approximately the same amount in 1998 for such services. The NL Contran ISA is subject to termination or renewal by mutual agreement and may be terminated by either party pursuant to a written notice delivered 30 days prior to a quarter-end. NL will continue to pay directors' fees and expenses separately to Harold C. Simmons.

NL and Valhi are parties to an intercorporate services agreement (the "Valhi ISA") whereby Valhi renders certain management, financial and administrative services to NL and NL makes the services of Joseph S. Compofelice and NL's internal audit personnel available to Valhi. In addition in 1997, NL provided to Valhi certain insurance and risk management services. Mr. Compofelice serves as an executive officer of Valhi. NL received net fees of approximately $138,000 from Valhi pursuant to the Valhi ISA during 1997 after receiving credit for certain insurance and risk management services provided to Valhi in 1996. NL expects to receive a lower net amount for services in 1998. The Valhi ISA is subject to termination or renewal by mutual agreement and may be terminated by either party pursuant to a written notice delivered 30 days prior to a quarter-end.

                                 [TREMONT LOGO]

                              TREMONT CORPORATION
                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                                     PROXY


                              TREMONT CORPORATION
                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  May 5, 1998

     The undersigned hereby appoints Robert E. Musgraves, J. Thomas Montgomery, Jr., and Joan H. Prusse, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 1998 Annual Meeting of Stockholders (the "Meeting") of Tremont Corporation, a Delaware corporation ("Tremont"), to be held at the offices of Contran Corporation, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Tuesday May 5, 1998, at 1:00 p.m. (local time), and at any adjournment or postponement of said Meeting, all of the shares of Common Stock ($1.00 par value) of Tremont standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TREMONT CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on the reverse side)

                                SEE REVERSE SIDE

[ X ]   Please mark your votes as in this example.

This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees named in
Item 1 below.

The Board of Directors recommends a vote "FOR" each of the director nominees named in Item 1 below.

1. Election of Seven Directors            FOR ALL             WITHHELD AS TO ALL
                                    (except as marked below)
                                           [   ]                    [   ]

Vote withheld as to the following nominee(s):            Nominees:
                                                         Susan E. Alderton
                                                         Richard J. Boushka
                                                         J. Landis Martin
                                                         Glenn R. Simmons
                                                         Harold C. Simmons
                                                         Gen. Thomas P. Stafford
                                                         Avy H. Stein.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment of postponement thereof.


Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please show full corporate name and sign authorized officer's name and title. If a partnership, please show full partnership name and sign authorized person's name and title.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting and any adjournment or postponements thereof.


-----------------------------------------------------

                                                  1998
-------------------------------------------------
SIGNATURE(S)                      DATE